Exhibit 10.2

MOBILE INFRASTRUCTURE CORPORATION AND

MOBILE INFRA OPERATING PARTNERSHIP, L.P.

FORM OF LTIP UNIT AGREEMENT

In consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mobile Infra Operating Partnership, L.P., a Maryland limited partnership (the “Partnership”), hereby issues to [_________] (the “Participant”), as of [______], an award (the “Award”) of LTIP Units pursuant to the terms of this LTIP Unit Agreement (this “Agreement”). The LTIP Units constitute Profits Interest Units as defined below.

ARTICLE I. DEFINITIONS

The capitalized terms below shall have the following meanings for purposes of this Agreement. Capitalized terms not defined herein shall have the meanings given to them in the Partnership Agreement.

1.1. “Administrator” All LTIP Unit Awards made hereunder shall be administered by the Compensation Committee of the Board.  The Administrator may from time to time adopt any rules or procedures it deems necessary or desirable for the proper and efficient administration of Awards, consistent with the terms hereof.  The Administrator’s determinations and interpretations with respect to an Award hereunder and this Agreement shall be final and binding on all parties.

1.2. “Board” shall mean the Board of Directors of the Company.

1.3. “Company” shall mean Mobile Infrastructure Corporation, a Maryland corporation.

1.4. “Change in Control” shall mean the occurrence of any of the following events:
a.

A transaction or series of transactions (other than an offering of REIT Shares to the general public pursuant to a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, the Partnership or any Affiliate, an employee benefit plan maintained by any of the foregoing entities or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

b.

During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.4(a) or Section 1.4(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

c.

The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination (other than a merger, consolidation, reorganization, or business combination of the Company with and into an Affiliate approved by the Board) or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:

1.

Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

2.

After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 1.4(c)(2) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

d.	Approval by the Company’s stockholders of a liquidation or dissolution of the Company.

Consistent with the terms of this Section 1.4, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.

1.5. “Director” shall mean a member of the Board as constituted from time to time.

1.6. “Disability” shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.  In the event of a dispute, the determination of whether a Participant has incurred a Disability will be made by the Board and may be supported by the advice of a physician competent in the area to which such Disability relates.

1.7. “Grant Date” has the meaning set forth in Section 2.1(a).

1.8. “Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended from time to time.

1.9. “Profits Interest Unit” means, to the extent authorized by the Partnership Agreement, a unit of the Partnership that is granted pursuant to this Agreement and is intended to constitute a “profits interest” within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191.

1.10. “Qualifying Termination” means a termination of the Participant’s Director status by the Board or due to the Participant’s death or Disability, retirement, or due to a Change in Control.

1.11. “Termination of Service” means the time at which a Participant ceases to be a Director for any reason, including, without limitation, a termination by resignation, or by failure to be re-elected, but excluding a Qualifying Termination and terminations where the Participant simultaneously commences or remains in employment or service with the Company or an Affiliate.

1.12. “Vesting Date” has the meaning set forth in Section 2.2(a).

ARTICLE II. TERMS OF AWARD

This Award represents the right to receive and vest in a number of LTIP Units, subject to the vesting, payment, forfeiture, and other terms and conditions set forth in this Agreement and the Partnership Agreement.

2.1. Issuance of LTIP Units.
a.

Issuance of Award. The Partnership hereby issues to the Participant [_____] LTIP Units, effective as of [_________] (the “Grant Date”), subject to the vesting and other terms and conditions of this Agreement and the Partnership Agreement. This Award is issued in consideration of the Participant’s agreement to provide services to or for the benefit of the Partnership. If not already a Partner, the Partnership hereby admits the Participant as a Partner of the Partnership on the terms and conditions set forth herein and in the Partnership Agreement. The Partnership and the Participant acknowledge and agree that the LTIP Units are hereby issued to the Participant for the performance of services to or for the benefit of the Partnership in his or her capacity as a Partner or in anticipation of the Participant becoming a Partner. Upon receipt of the Award, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement. At the request of the Partnership, the Participant shall execute the Partnership Agreement or a joinder or counterpart signature page thereto. The Participant acknowledges that the Partnership may from time-to-time issue or cancel (or otherwise modify) LTIP Units and/or other equity interests in accordance with the terms of the Partnership Agreement. The Award shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement.

2.2. Vesting of Award.
a.

General. Subject to Section 2.2(b) hereof, the LTIP Units shall vest over three years with one-third (1/3) vesting on each of the next three anniversaries of the Grant Date, each a “Vesting Date”, subject to the Participant’s continued employment, contractual or other service relationship with the Company or an Affiliate on the Vesting Date.

b.

Qualifying Termination. Notwithstanding the foregoing or anything contained herein, in the event of a Qualifying Termination all Unvested LTIP Units shall accelerate and become Vested LTIP Units as of the date of such Qualifying Termination.

2.3. Distributions. LTIP Units shall be treated as “LTIP Units” under the Partnership Agreement. As of the Grant Date and in accordance with Section 18.4 of the Partnership Agreement, the LTIP Units shall be entitled to the full distribution payable on Common Units outstanding, which may be made from time to time (if applicable, assuming the LTIP Units were held for the entire period to which such distributions relate). All distributions paid with respect to the LTIP Units shall be fully vested and non-forfeitable when paid whether the underlying LTIP Units are vested or unvested.  At the Administrator’s discretion, distributions may be paid in the form of additional LTIP Units.

2.4. Forfeiture.  Upon the Participant’s Termination of Service, the Participant shall forfeit all rights and interest under this Agreement without further action on the part of the Company, the Partnership or the Participant and without payment of consideration therefor, which forfeiture shall include, without limitation, any rights or interest in Unvested LTIP Units (other than any distributions previously made pursuant to Section 18.4 of the Partnership Agreement and Section 2.3 hereof).

ARTICLE III. LTIP UNITS AND PARTNERSHIP AGREEMENT

3.1. LTIP Units Subject to Partnership Agreement; Transfer Restrictions.
a.

The Award and the LTIP Units are subject to the terms of the Partnership Agreement, including, without limitation, the restrictions on Transfer of Partnership Interests (including, without limitation, LTIP Units) set forth in Articles 11 and 18 of the Partnership Agreement. Any permitted transferee of the Award or LTIP Units shall take such Award or LTIP Units subject to the terms of this Agreement and the Partnership Agreement.  Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Partnership Agreement and this Agreement, and shall execute the same and such other documents and perform such further acts in connection with the same at the Partnership’s or the Company’s request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Company may reasonably require.  Any Transfer of the Award or LTIP Units which is not made in compliance the Partnership Agreement and this Agreement shall be null and void and of no further force or effect.

b.

Without the consent of the Administrator (which it may give or withhold in its sole discretion), the Participant shall not Transfer any Unvested LTIP Units or any portion of the Award attributable to such Unvested LTIP Units (or any securities into which such Unvested LTIP Units are converted or exchanged), other than by will or pursuant to applicable laws of descent and distribution (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of Unvested LTIP Units or of the Award to the Partnership or the Company.

3.2. Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges, and agrees on behalf of the Participant and his or her spouse, if applicable, that:

a.

Investment.  The Participant is holding the Award and the LTIP Units for the Participant’s own account, and not for the account of any other Person.  The Participant is holding the Award and the LTIP Units for investment purposes and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

b.

Relation to the Partnership. The Participant is presently a Director of the Company or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.

c.

Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.

d.

Registration. The Participant understands that the LTIP Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the LTIP Units cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the LTIP Units under the Securities Act. The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available. If an exemption under Rule 144 is available at all, it will not be available until at least six months from issuance of the Award, and then, not unless the terms and conditions of Rule 144 have been satisfied in full to the satisfaction of the Partnership in its sole and absolute discretion.

e.

Public Trading. None of the Partnership’s securities are presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

f.

Tax Advice. The Partnership has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code), and the Participant is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences. Participant hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the LTIP Units for federal income tax purposes.  In the event that those proposed regulations are finalized, the Participant hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required to conform to such regulations. Participant hereby further recognizes that the U.S. Congress is considering legislation that would change the federal tax consequences of owning and disposing of LTIP Units.  The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the LTIP Units.

3.3. Capital Account. The Participant shall make no contribution of capital to the Partnership in connection with the Award and, as a result, the Participant’s Capital Account balance in the Partnership immediately after his or her receipt of the LTIP Units shall be equal to zero, unless the Participant was a Partner in the Partnership prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of his or her receipt of the LTIP Units.

3.4. Section 83(b) Election. The Participant covenants that the Participant shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of the Participant’s residence) with respect to the LTIP Units covered by the Award, and the Partnership hereby consents to the making of such election(s).  In connection with such election, the Participant shall promptly provide a copy of such election to the Partnership.  Instructions for completing an election under Section 83(b) of the Code and a form of election under Section 83(b) of the Code are attached hereto as Exhibit A.  The Participant represents that the Participant has consulted any tax advisor(s) that the Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions.  The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s or the Partnership’s, to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Participant requests that the Company or the Partnership, or any representative of the Company or the Partnership, make such filing on the Participant’s behalf. The Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.

3.5. Ownership Information. The Participant hereby covenants that so long as the Participant holds any LTIP Units, at the request of the Partnership, the Participant shall disclose to the Partnership in writing such information relating to the Participant’s ownership of the LTIP Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.

3.6. Execution and Return of Documents and Certificates. At the Company’s or the Partnership’s request, the Participant hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Company or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the Unvested LTIP Units and the portion of the Award attributable to the Unvested LTIP Units, and/or to effectuate the transfer or surrender of such Unvested LTIP Units and portion of the Award to the Partnership.

3.7. Taxes.  The Partnership and the Participant intend that (a) the LTIP Units be treated as a “profits interest” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (b) the issuance of such units not be a taxable event to the Partnership or the Participant as provided in such revenue procedure, and (c) the Partnership Agreement and this Agreement be interpreted consistently with such intent.  In furtherance of such intent, effective immediately prior to the issuance of the LTIP Units, the Partnership may revalue all Partnership assets to their respective gross fair market values, and make the resulting adjustments to the Capital Accounts of the Partners, in each case as set forth in the Partnership Agreement.  The Company, the Partnership or any Affiliate may withhold from the Participant’s compensation, or require the Participant to pay to such entity, any applicable withholding or taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on, or payment with respect to, the Award, or from the ownership or disposition of the LTIP Units.

3.8. Remedies.  The Participant shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the LTIP Units which is in violation of the provisions of this Agreement or the Partnership Agreement.  Without limiting the generality of the foregoing, the Participant agrees that the Partnership shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and the Partnership Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant hereby waives any claim or defense that there is an adequate remedy at law available to the Partnership in connection with the same.

3.9. Restrictive Legends.  Certificates evidencing the LTIP Units, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends similar thereto:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for Mobile Infra Operating Partnership, L.P. (the “Partnership”) such registration is unnecessary in order for such transfer to comply with the Securities Act.”

“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) a written agreement with the Partnership and (ii) the Third Amended and Restated Agreement of Limited Partnership of the Partnership, in each case, as has been and as may in the future be amended (or amended and restated) from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

3.10. Restrictions on Public Sale by the Participant.  To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the LTIP Units or any similar security of the Company or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and for a period of up to 90 days beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company or the Partnership (except as part of such offering), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Partnership or the Company, which consent may be given or withheld in the Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, the Partnership, the managing underwriter or underwriters, or the initial purchaser or initial purchasers, as the case may be).

ARTICLE IV. MISCELLANEOUS

4.1. Adjustments. In the event that the Administrator determines that any acquisition or disposition of any portfolio property by the Company and/or its Affiliates, any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), the change or exchange of REIT Shares for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, share split, share dividend, combination, or division, merger, consolidation or similar transaction, any unusual or nonrecurring transactions or events affecting the Company or the financial statements of the Company, or changes in applicable laws, or changes in generally accepted accounting principles applicable to, or the accounting policies used by, the Company occur, such that an adjustment, including a substitution of other awards or otherwise, is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Awards, then the Administrator may in good faith and in such manner as it may deem equitable, adjust the Award to reflect the effect or projected effect of such transaction(s) or event(s).

4.2. Section 409A.
a.

To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company or the Partnership determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement), the Company or the Partnership may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company or the Partnership determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 4.2 shall not create any obligation on the part of the Company, the Partnership or any Affiliate to adopt any such amendment, policy or procedure or take any such other action, and none of the Company, the Partnership or any Affiliate shall have any obligation to indemnify any person for any taxes imposed under or by operation of Section 409A of the Code.

4.3. Not a Contract for Services.  Nothing in this Agreement shall confer upon the Participant any right to continue to serve as a Director or other service provider of the Company, the Partnership or any of their Affiliates or shall interfere with or restrict in any way the rights of the Company, the Partnership or their Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided to the contrary in a written agreement between the Company, the Partnership or an Affiliate, on the one hand, and the Participant on the other.

4.4. Governing Law.  The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.5. Authority of Administrator. The Administrator shall make all determinations under this Agreement in its sole and absolute discretion and all interested parties shall be bound by such determinations.

4.6. Conformity to Securities Laws.  The Participant acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Award of LTIP Units is made, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.7. Amendment, Suspension and Termination.  To the extent permitted by the Partnership Agreement, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided, however, that, except as may otherwise be provided by the Partnership Agreement, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.

4.8. Notices. Notices required or permitted hereunder shall be given and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his or her address shown in the Company records, and to the Company and the Partnership at their principal executive office(s).

4.9. Successors and Assigns.  The Company and the Partnership may assign any of their respective rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and the Partnership.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

4.10. Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Partnership Agreement or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Partnership Agreement, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.11. Entire Agreement.  The Partnership Agreement and this Agreement (including all exhibits and appendices hereto or thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company, the Partnership and the Participant with respect to the subject matter hereof.  Without limiting the generality of the foregoing, the parties acknowledge and agree that this Agreement embodies their final intent and understanding with respect to the grant of the Award, and supersedes all previous descriptions, discussions, agreements or other materials relating to this Award.

4.12. Clawback.  This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company or the Partnership, in each case, as may be amended from time to time.

4.13. Fractional Units. For purposes of this Agreement, any fractional LTIP Units that vest or become entitled to distributions pursuant to the Partnership Agreement shall be rounded up or down to whole LTIP Units as determined by the Administrator, in its sole and absolute discretion.

4.14. Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 3.2 hereof shall survive the later of the date of execution and delivery of this Agreement and the issuance of the Award.

4.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, for example, www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

By his or her signature and the Partnership’s and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of this Agreement.  The Participant has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement.  In addition, by signing below, the Participant acknowledges that the Administrator, in its sole discretion, may satisfy any withholding obligations arising under this Agreement (if any) by any method.

[Signature Page Follows]

MOBILE INFRASTRUCTURE CORPORATION:	PARTICPANT:
__________________________________

By: ____________________________________	Name: ____________________________

Name: __________________________________	Address: __________________________

Title: ___________________________________

MOBILE INFRA OPERATING PARTNERSHIP, L.P.:

By: Mobile Infrastructure Corporation, its General Partner

By:  _____________________________

Name:  ___________________________

Title:  ____________________________

EXHIBIT A

FORM OF SECTION 83(b) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the LTIP Units of Mobile Infra Operating Partnership, L.P. transferred to you.  Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the grant date. PLEASE NOTE:  There is no remedy for failure to file on time. Follow the steps outlined below to ensure that the election is mailed and filed correctly and in a timely manner. PLEASE ALSO NOTE:  If you make the Section 83(b) election, the election is irrevocable.

Complete all of the Section 83(b) election steps below:

1.	Complete the Section 83(b) election form (sample form follows) and make three copies of the signed election form.

2.	Prepare a cover letter to the Internal Revenue Service (sample letter included, following election form).

3.

Send the cover letter with the originally executed Section 83(b) election form and one copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns.

■

It is advisable that you have the package date-stamped at the post office. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.	One copy must be sent to Mobile Infra Operating Partnership, L.P. for its records.

5.	Keep one copy for your files and, if required by applicable law, attach to your federal income tax return for the applicable calendar year.

6.	Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE TO INCLUDE IN GROSS INCOME THE EXCESS OVER THE PURCHASE PRICE, IF ANY, OF THE VALUE OF PROPERTY TRANSFERRED IN CONNECTION WITH SERVICES

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the taxable year in which the property was transferred the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):

1.	The name, address and taxpayer identification (social security) number of the undersigned, and the taxable year in which this election is being made, are:

TAXPAYER’S NAME:
TAXPAYER’S SOCIAL SECURITY NUMBER: _____________________

ADDRESS:  _____________________________________

TAXABLE YEAR:  _______________________________

2.

The property with respect to which the election is made consists of [______] LTIP Units (the “Units”) of Mobile Infra Operating Partnership, L.P. (the “Company”), representing an interest in the future profits, losses and distributions of the Company.

3.	The date on which the above property was transferred to the undersigned was [______].

4.

The above property is subject to the following restrictions:  The Units are subject to forfeiture to the extent unvested upon a termination of service with the Company under certain circumstances.  These restrictions lapse upon the satisfaction of certain conditions as set forth in an agreement between the taxpayer and the Company. In addition, the Units are subject to certain transfer restrictions pursuant to such agreement and the Third Amended and Restated Agreement of Limited Partnership of Mobile Infra Operating Partnership, L.P., as amended (or amended and restated) from time to time, should the taxpayer wish to transfer the Units.

5.	The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) was $[____].

6.	The amount paid for the above property by the undersigned was $[____].

7.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of this election will be furnished to the person for whom the services were performed, and, if required by applicable law, a copy will be filed with the income tax return of the undersigned to which this election relates.  The undersigned is the person performing the services in connection with which the property was transferred.

Date:  ______________________                                 Name: ____________________________

VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service

______________________________________

[Address where taxpayer files returns]

Re:  Election under Section 83(b) of the Internal Revenue Code of 1986

Taxpayer: _______________________________

Taxpayer’s Social Security Number: ___________________________

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above.  Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

__________________________

Enclosures

cc: Mobile Infra Operating Partnership, L.P.